As filed with the Securities and Exchange Commission on October 19, 2000
                                                  Registration No. 333-_____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
 -------------------------------------------------------------------------------
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

 -------------------------------------------------------------------------------
                      TECHNOLOGY FLAVORS & FRAGRANCES, INC.
             (Exact name of Registrant as specified in its charter)
--------------------------------------------------------------------------------
       DELAWARE                                       11-3199437
 (State or other jurisdiction of          (I.R.S. Employer Identification No.)
 incorporation or organization)
--------------------------------------------------------------------------------
                              10 EDISON STREET EAST
                           AMITYVILLE, NEW YORK 11701
                                 (631) 842-7600
   (Address and telephone number of Registrant's principal executive offices)
--------------------------------------------------------------------------------
                             BAER MARKS & UPHAM LLP
                                805 THIRD AVENUE
                            NEW YORK, NEW YORK 10022
                       ATTENTION: JONATHAN J. RUSSO, ESQ.
                                 (212) 702-5714
            (Name, address and telephone number of agent for service)
 -------------------------------------------------------------------------------
       Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                                CALCULATION OF REGISTRATION FEE

 ================================= ================== ===================== ========================= ========================
      TITLE OF EACH CLASS OF            AMOUNT          PROPOSED MAXIMUM        PROPOSED MAXIMUM             AMOUNT OF
                                         TO BE         OFFERING PRICE PER
   SECURITIES TO BE REGISTERED       REGISTERED(1)          SHARE(2)        AGGREGATE OFFERING PRICE     REGISTRATION FEE
 --------------------------------- ------------------ --------------------- ------------------------- ------------------------
 Shares of common stock              1,206,250(3)            $1.218              $1,469,212.50                 $388
 ================================= ================== ===================== ========================= ========================
 Total Fee                                                                                                     $388
 ================================= ================== ===================== ========================= ========================

         (1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, such number of shares of common stock registered hereby shall include an indeterminate number of additional shares of common stock which may be issued upon the occurrence of certain events in accordance with the applicable terms and provisions with respect to the warrants, including stock splits, stock dividends or similar transactions or anti-dilution adjustments.

         (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low closing prices of the common stock on the American Stock Exchange on October 16, 2000.

         (3) Includes the registration for resale of 1,094,107 shares of common stock issuable upon the exercise in full of warrants to purchase 1,094,107 shares of common stock (subject to adjustments) and 112,143 shares that are issued and outstanding.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                        SELLING SHAREHOLDER'S PROSPECTUS

                                1,206,250 SHARES

                      TECHNOLOGY FLAVORS & FRAGRANCES, INC.

         This is an offering of common stock by selling shareholders of Technology Flavors & Fragrances, Inc. The selling shareholders will receive all of the proceeds from the sale of the common stock offered hereby, less any commissions or discounts paid to brokers or other agents.

          We will not receive any of the proceeds from the sale of these shares, but we will receive funds in connection with the exercise of the warrants relating to substantially all of the shares. We will use such proceeds for working capital. We are unable to predict the actual number of warrants which may be exercised, the timing of any such exercises and the amount of proceeds received from any exercise.

         The selling shareholders may offer and sell the shares of common stock offered hereby on the American Stock Exchange and on the Toronto Stock Exchange at the prevailing market prices or in privately negotiated transactions at prices other than the market price. On October 17, 2000, the closing sale price for our common stock on the American Stock Exchange was $1.25, and the closing sale price of our common stock on the Toronto Stock Exchange was Cdn. $2.00.

                            ------------------------

                     INVESTING IN OUR SHARES INVOLVES A HIGH
                       DEGREE OF RISK. SEE "RISK FACTORS"
                              BEGINNING ON PAGE 2.

                            -------------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED
      IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

                             -----------------------


                 THE DATE OF THIS PROSPECTUS IS OCTOBER __, 2000

                                TABLE OF CONTENTS

   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE....................(ii)

   PROSPECTUS SUMMARY....................................................1

   RISK FACTORS..........................................................2

   FORWARD-LOOKING STATEMENTS............................................5

   USE OF PROCEEDS.......................................................6

   SELLING SHAREHOLDERS..................................................7

   PLAN OF DISTRIBUTION..................................................8

   LEGAL MATTERS.........................................................8

   EXPERTS...............................................................9

   WHERE YOU CAN FIND MORE INFORMATION...................................9






                                       (i)

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents heretofore filed by us with the Securities and Exchange Commission pursuant to the Exchange Act of 1934, as amended, are hereby incorporated by reference, except as superseded or modified herein:

1. The description of our common stock contained in our Registration Statement on Form 10-SB (File No.0-26682), pursuant to Section 12(g) of the Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

2. Our definitive Proxy Statement dated May 18, 2000 relating to our annual meeting of shareholders held on June 21, 2000.

3.       Our Annual Report on Form 10-KSB for the year ended December 31, 1999.

4.       Our Quarterly Report on Form 10-QSB for the quarter ended
         June 30, 2000.

5.       Our Current Report on Form 8-K dated August 22, 2000.

         In addition, all documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act of 1934 after the date of this prospectus and prior to the termination of the offering of the shares of common stock shall be deemed to be incorporated in and made a part of this prospectus by reference from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

         We will provide without charge to each person, including any beneficial owner of shares of common stock, to whom this prospectus is delivered, on written or oral request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents). Written or oral requests for such copies should be directed to us at 10 Edison Street East, Amityville, New York 11701, telephone number (631) 842-7600, attention Corporate Secretary.



                                      (ii)

                               PROSPECTUS SUMMARY

         THIS SUMMARY HIGHLIGHTS INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. THIS SUMMARY IS NOT COMPLETE AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT YOU SHOULD CONSIDER BEFORE PURCHASING OUR COMMON STOCK. YOU SHOULD READ THE FOLLOWING SUMMARY TOGETHER WITH THE MORE DETAILED INFORMATION REGARDING OUR COMPANY AND THE SHARES BEING SOLD IN THIS OFFERING, WHICH INFORMATION APPEARS ELSEWHERE IN THIS PROSPECTUS AND IN SELECTED PORTIONS OF OUR ANNUAL REPORT ON FORM 10-KSB AND OTHER DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION THAT WE HAVE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. CERTAIN STATEMENTS MADE IN THIS PROSPECTUS CONSTITUTE "FORWARD-LOOKING STATEMENTS" UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SEE "FORWARD-LOOKING STATEMENTS."

                                   THE COMPANY

OUR BUSINESS

         We develop, manufacture and market flavors and fragrances which are used in a wide variety of consumer and institutional products manufactured by other companies. Our principal product categories are natural flavors, artificial flavors and fragrances. Our products are found in beverages, baked goods, confections and cosmetics. We believe our proprietary formulas are currently used in more than 1,200 products sold by more than 500 companies worldwide, approximately 50 of which are Fortune 1,000 companies.

         We sell our flavor products primarily to the beverage and food industries. Consumer products that contain our flavor products include alcoholic and non-alcoholic beverages, confections, toothpaste, chewing gums, prepared foods, ice creams, animal feeds, candy, poultry, seafood and processed meats. We sell our fragrance products primarily to the personal care, cosmetic and toiletry and household and industrial product industries. Consumer products that contain our fragrance products include cosmetic creams, lotions, powders, after-shave lotions, deodorants, air fresheners, perfumes, colognes, aromatherapy oils, hair care products, soaps, detergents and household cleaners.

         Our principal executive offices are located at 10 Edison Street East, Amityville, New York 11701, and our telephone number is (631) 842-7600.

                                  THE OFFERING

         The selling shareholders may offer and sell up to 1,206,250 shares of our common stock under this prospectus. We will not receive any of the proceeds from the sale of these shares, but we will receive funds in connection with the exercise of the warrants relating to substantially all of the shares. We will use such proceeds for working capital. We are unable to predict the actual number of warrants which may be exercised, the timing of any such exercises and the amount of proceeds received from any exercise. See "Use of Proceeds" and "Selling Shareholders."

                                  RISK FACTORS

         YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW BEFORE MAKING AN INVESTMENT DECISION. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, OUR BUSINESS, FINANCIAL CONDITION OR OPERATING RESULTS COULD BE MATERIALLY HARMED. THIS COULD CAUSE THE TRADING PRICE OF OUR COMMON STOCK TO DECLINE, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.

         THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES. THESE STATEMENTS RELATE TO OUR PLANS, OBJECTIVES, EXPECTATIONS AND INTENTIONS. OUR ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE DISCUSSED IN THESE STATEMENTS. FACTORS THAT COULD CONTRIBUTE TO THESE DIFFERENCES INCLUDE THOSE DISCUSSED BELOW AND ELSEWHERE IN THIS PROSPECTUS.

OUR ABILITY TO OBTAIN ADDITIONAL FUNDING FROM OUR LENDER IS SUBJECT TO THEIR DISCRETION, AND WE DO NOT KNOW WHETHER ANY ADDITIONAL FINANCING WILL BE AVAILABLE.

         Our current revolving credit facility consists of a $3,000,000 revolving line of credit that is secured by substantially all of our assets. As of June 30, 2000, approximately $2,159,000 was outstanding under our credit facility. Additional borrowings under our credit facility are subject to certain eligibility requirements relating to our receivables and inventories and the discretion of the lender. If we are unable to meet the eligibility requirements under our credit facility or if our lender does not advance us additional borrowings, our business would be harmed.

WE HAVE HAD A HISTORY OF LOSSES AND MAY INCUR LOSSES IN THE FUTURE.

         Although we had net income of approximately $657,000 for the year ended December 31, 1999, and approximately $673,000 for the six months ended June 30, 2000, we have a history of net losses. For the years ended December 31, 1998, 1997 and 1996, our net losses have been approximately $2,036,000, $648,000 and $2,538,000, respectively. We may not be able to sustain profitability in the future. If we incur losses in the future, they could be substantial.

OUR OPERATING RESULTS MAY FLUCTUATE SIGNIFICANTLY DUE TO SEASONALITY.

         Historically, our sales tend to be higher in the calendar quarters ending June 30 and September 30, primarily due to higher consumer demand during the spring and summer months from our beverage customers. Due to the seasonality of our business, our financial results for a particular quarter may not be indicative of our results for an entire year. The seasonality of our business may have a material adverse effect on our revenues or profitability or on the market price of our common stock.

OUR COMMON STOCK PRICE IS VOLATILE AND MAY DECLINE IN THE FUTURE.

         The market price of our common stock has fluctuated significantly and may be affected by our operating results, changes in our business, changes in the industries in which we conduct business, and general market and economic conditions which are beyond our control. In addition, the stock markets in general have recently experienced extreme price and volume fluctuations. These fluctuations have affected stock prices of many companies without regard to their specific operating performance. These market fluctuations may make it difficult for shareholders to sell their shares at a price equal to or above the price at which the shares were purchased. In addition, if our results of operations are below the expectations of market analysts and investors, the market price of our common stock could be adversely affected.

IF WE LOSE OUR KEY PERSONNEL OR ARE UNABLE TO ATTRACT AND RETAIN ADDITIONAL PERSONNEL, OUR OPERATIONS WOULD BE DISRUPTED AND OUR BUSINESS WOULD BE HARMED.

         The continued development of our business depends upon on our Chairman and Chief Executive Officer, Philip Rosner, our Executive Vice President, A. Gary Frumberg, and a number of our technical and sales personnel remaining with the company. Messrs. Rosner and Frumberg each have substantial experience in the flavor and fragrance business, and the loss of their services would materially harm our company. Although we have entered into employment agreements with Messrs. Rosner and Frumberg, they or any other of our key employees may not remain with us. Our success also depends on our ability to attract and retain additional highly skilled personnel. The competition in our industry for management, research and development and sales and marketing personnel is intense and we may be unable to hire a sufficient number of qualified personnel. The loss of key personnel or our inability to attract additional qualified personnel to supplement or, if necessary, to replace existing personnel, could adversely affect our research and development and sales and marketing programs and could impede achievement of our goals. We do not maintain key man life insurance on any of our personnel.

IF WE ARE UNABLE TO ADEQUATELY PROTECT OUR INTELLECTUAL PROPERTY, OUR COMPETITIVE POSITION MAY BE HARMED.

         We do not have any registered patents, trademarks or copyrights for our flavor and fragrance formulas. We rely on copyright, trademark and trade secret laws, and confidentiality and other contractual arrangements to establish and protect our proprietary rights. The steps we take may not be adequate to deter misappropriation of our proprietary information, to detect any unauthorized use of our proprietary information or to prevent others from infringing upon our proprietary rights. Further, it is possible that others with whom we enter into confidentiality and other contractual arrangements designed to protect our proprietary rights may breach these agreements. In such cases, we may not have adequate remedies and our trade secrets may become known to our competitors. In addition, our competitors may independently develop products based upon our trade secrets. If we are unable to protect our proprietary information, our business, financial condition or results of operations may be harmed.

LITIGATION OR THIRD-PARTY CLAIMS OF INTELLECTUAL PROPERTY INFRINGEMENT COULD REQUIRE US TO SPEND SUBSTANTIAL TIME AND MONEY AND ADVERSELY AFFECT OUR OPERATIONS.

         Our success depends partly on our ability to operate without infringing upon the proprietary rights of others, as well as our ability to prevent others from infringing on our proprietary rights. We may be required at times to take legal action in order to protect our proprietary rights. If we are required to defend against patent or other suits brought by third parties, or if we sue to protect our intellectual property rights, we may be required to pay substantial litigation costs, and our management's attention may be diverted from operating our business If we do not prevail, in addition to any damages we might have to pay, we could be required to stop the infringing activity or obtain a license. We cannot be certain that any required license would be available to us on acceptable terms, or at all. If we fail to obtain a license, or if the terms of a license are burdensome to us, we may be unable to sell certain products and our competitive position may be harmed.

OUR BUSINESS EXPOSES US TO POTENTIAL PRODUCT LIABILITY CLAIMS AND OUR INSURANCE MAY NOT SUFFICIENTLY COVER ALL CLAIMS BROUGHT AGAINST US.

         The testing, manufacturing, sale and marketing of our products exposes us to the risk of product liability claims. While we believe we have obtained appropriate product liability insurance, we cannot guarantee that liability insurance will continue to be available to us on acceptable terms, if at all, or that our coverage will be sufficient to protect us against all claims that may be brought against us. A liability claim, even one without merit or for which we have substantial coverage, could result in significant legal defense costs, thereby increasing our expenses and lowering our earnings.

THE SUCCESS OF OUR BUSINESS DEPENDS UPON OUR ABILITY TO DEVELOP AND MAINTAIN RELATIONSHIPS WITH OUR CUSTOMERS.

         We cooperate with our customers and prospective customers in developing specific flavors and fragrances for particular end products. In doing so, we do not typically enter into agreements. Instead, we rely on the personal relationships we have developed. Therefore, the success of our business depends on our ability to maintain satisfactory relationships with our customers and prospective customers. We may not be able to continue to maintain satisfactory relationships with our customers in the future. Our top ten customers accounted for approximately 36% of our total sales for the year ended December 31, 1999 and 37% of our total sales for the year ended December 31, 1998. The loss of, or reduction in the sale of goods to, one or more of our customers could have a material adverse effect on our revenues and profitability.

IF WE ARE UNABLE TO COMPLY WITH REGULATIONS AFFECTING OUR BUSINESS OUR OPERATIONS MAY BE MATERIALLY HARMED.

         Our business involves the production of flavors for foods and beverages, the handling of alcohol and the generation, storage, transportation and disposal of hazardous wastes. Accordingly, we must comply with federal, state and local laws and regulations concerning such matters, and with laws regarding the safety and health of our employees. If we were found to be in violation of any of these laws, we could be subject to sanctions, penalties and fines, and licenses and permits which we need to operate our business could be suspended or revoked. Any such violation could have a material adverse effect on our revenues and profitability.

WE FACE SUBSTANTIAL COMPETITION FROM MANY COMPANIES, AND WE MAY NOT BE ABLE TO EFFECTIVELY COMPETE.

         Competition among providers of flavor and fragrance products is intense. We face competition from small and large companies that offer products which are similar to ours. Some of our competitors include International Flavors & Fragrances, Inc., Haarmann & Reimer Corporation and Firmenich, Inc. Many of our competitors have greater financial resources, more technical personnel and greater manufacturing capabilities than we do. If we are unable to retain our current customers, attract new customers or generate revenue within this competitive environment, our revenues and profitability could suffer.

         The industry in which we compete is subject to frequent introductions of new products and product enhancements. We may not be able to develop new products or enhance existing products in a timely manner to meet market demands.

OUR MANAGEMENT CAN SIGNIFICANTLY INFLUENCE MATTERS REQUIRING SHAREHOLDER
APPROVAL.

         Our management owns a large enough stake in us to have a significant influence on the matters presented to shareholders. Accordingly, these parties could effectively control our management and policies, including matters requiring shareholder approval, such as the election of directors. Their interests may conflict with the interests of other shareholders.

                           FORWARD-LOOKING STATEMENTS

         Certain statements contained in this prospectus, including, without limitation, statements containing the words "believes," "anticipates," "may," "intends," "expects" and words of similar import, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements (or industry results, performance or achievements) expressed or implied by such forward-looking statements to be substantially different from those predicted. Such factors might include, among others, the following:

         o  changes in demand for products of our customers;

         o  our inability to obtain sufficient financing to continue operations;

         o general economic and business conditions, both nationally and in the regions in which we operate;

         o  competition;

         o  changes in our business strategy or development plans;

         o  delays in the development or testing of products;

         o technological, manufacturing, quality control or other problems which could delay the sale of products; and

         o our inability to obtain appropriate licenses from third parties, protect our trade secrets, operate without infringing upon the proprietary rights of others and prevent others from infringing on our proprietary rights.

         Certain of these factors are discussed in more detail elsewhere in this prospectus, including, without limitation, under the caption "Risk Factors".

         We do not undertake any obligation to publicly update or revise any forward-looking statements contained in this prospectus or incorporated by reference, whether as a result of new information, future events or otherwise. Because of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus might not transpire.

                                 USE OF PROCEEDS

         All of the shares of common stock offered by this prospectus are being offered by the selling shareholders. We will not receive any of the proceeds from the sale of these shares, but we will receive funds in connection with the exercise of the warrants relating to substantially all of the shares. We will use such proceeds for working capital. We are unable to predict the actual number of warrants which may be exercised, the timing of any such exercises and the amount of proceeds received from any exercise.

                              SELLING SHAREHOLDERS

         The following table provides certain information with respect to the shares of common stock held by the selling shareholders as of October 16, 2000 (assuming the exercise of all of the warrants held by such holders as of the date of this prospectus). The shares offered pursuant to this prospectus may be offered from time to time by the selling shareholders named below. The selling shareholders are under no obligation to sell all or any portion of the shares pursuant to this prospectus. In addition, because the selling shareholders are not obligated to sell all or a portion of their shares pursuant to this prospectus, we are unable to ascertain the number of shares of common stock that will be beneficially owned by each selling shareholder following the termination of the offering.

         Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting or investment power with respect to the common stock. Except as otherwise indicated below, to our knowledge, the selling shareholders have sole voting and investment power with respect to their shares. This information is based on information provided to us by the selling shareholders.

                                                        SHARES OF                           SHARES OF
                                                    COMMON STOCK OWNED                COMMON STOCK OFFERED
NAME OF SELLING SHAREHOLDER                        PRIOR TO OFFERING(1)              PURSUANT TO OFFERING(1)
---------------------------                        --------------------              -----------------------
Strategic Growth International, Inc.                    600,000(2)                           600,000

Credit Research & Trading LLC                           464,752(3)                           464,752

Lawrence D. Fink                                         47,166(4)                            47,166

Robert S. Kapito Family Trust                            47,166(4)                            47,166

Bennett W. Golub                                         47,166(4)                            47,166

----------------------

(1) This table assumes that (a) 487,857 shares of common stock are issuable upon the exercise of warrants to purchase shares of common stock at an exercise price of $.56 per share, (b) 450,000 shares of common stock issuable upon the exercise in full of Class A warrants to purchase 450,000 shares of common stock (at an exercise price of $2.40) and (c) 156,250 shares of common stock issuable upon the exercise in full of Class B warrants to purchase 156,250 shares of common stock (at an exercise price of $2.70).

(2) Represents (a) 112,143 shares of common stock issued and outstanding and (b) 487,857 shares of common stock that are issuable upon the exercise by such holder.

(3) Represents (a) 344,970 Shares of common stock issuable upon the exercise in full of Class A warrants, and (b) 119,782 shares of common stock issuable upon the exercise in full of Class B warrants.

(4) Represents (a) 35,010 shares of common stock issuable upon the exercise in full of Class A warrants, and (b) 12,156 shares of common stock issuable upon the exercise in full of Class B warrants.

                              PLAN OF DISTRIBUTION

         The shares may be sold from time to time by the selling shareholders in one or more transactions at fixed prices, at market prices at varying prices determined at the time of sale or at negotiated prices. The selling shareholders may offer their shares in one or more of the following transactions:

         o on any national securities exchange or quotation service on which the common shares may be listed or quoted at the time of sale, including the Toronto Stock Exchange and the American Stock Exchange;

         o  in private transactions;

         o  through options;

         o  by pledge to secure debts and other obligations;

         o  or a combination of any of the above transactions.

         The shares described in this prospectus may be sold from time to time directly by the selling shareholders. Alternatively, the selling shareholders may from time to time offer shares to or through underwriters, broker/dealers or agents. The selling shareholders and any underwriters, broker/dealers or agents that participate in the distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended. Any profits on the resale of shares and any compensation received by any underwriter, broker/dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

         Any shares covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933 may be sold under Rule 144 rather than pursuant to this prospectus. The selling shareholders may not be able to sell all of their shares under Rule 144. The selling shareholders may transfer, devise or gift such shares by other means not described in this prospectus.

         To comply with the securities laws of certain jurisdictions, the shares must be offered or sold only through registered or licensed brokers or dealers. In addition, in certain jurisdictions, the shares may not be offered or sold unless they have been registered or qualified for sale or an exemption is available and complied with.

         The anti-manipulation provisions of Rules 101 through 104 under Regulation M of the Securities Exchange Act of 1934 may apply to purchases and sales of shares by the selling shareholders. In addition, there are restrictions on market-making activities by persons engaged in the distribution of the shares.

         We have agreed to pay all of the expenses relating to the registration, offering and sale of the common shares by the selling shareholders to the public, other than commissions or discounts of underwriters, broker-dealers or agents.

                                  LEGAL MATTERS

         The validity of the shares of common stock offered hereby will be passed upon for us by Baer Marks & Upham LLP, New York, New York.

                                     EXPERTS

         Ernst & Young LLP, independent auditors, have audited our consolidated financial statements included in our Annual Report on Form 10-KSB for the year ended December 31, 1999, as set forth in their report, which is incorporated herein by reference. Our consolidated financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the Securities and Exchange Commission under the Securities Act of 1933 a Registration Statement on Form S-3 (the "Registration Statement") with respect to the shares offered hereby. This prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain items of which are contained in the exhibits and schedules thereto as permitted by the rules and regulations of the Securities and Exchange Commission. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each contract, agreement or other document filed as an exhibit to the Registration Statement or in a filing incorporated by reference herein, reference is made to the exhibit for a more complete description of the matters involved, and each statement shall be deemed qualified in its entirety by this reference.

         We are subject to the informational requirements of the Exchange Act of 1934 and, in accordance therewith, we file certain periodic reports, proxy statements and other information with the Securities and Exchange Commission. Reports and other information filed by us may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at its principal offices located at Judiciary Plaza, 450 Fifth Street, N.W, Room 1024, Washington, D.C. 20549, and at the following regional offices of the Securities and Exchange Commission at Seven World Trade Center, 13th Floor, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60601. Copies of such material may be obtained by mail from the Public Reference Section of the Securities and Exchange Commission at 450 Fifth Street, N.W, Washington, D.C. 20549, at prescribed rates. In addition, material filed by us can be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W, Washington, D.C. 20002.

================================================================================

                                1,206,250 SHARES

                      TECHNOLOGY FLAVORS & FRAGRANCES INC.
                                  Common Stock


                        SELLING SHAREHOLDERS' PROSPECTUS

                                October __, 2000





                  You should rely only on information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling shareholders are offering to sell, and seeking offers to buy, the common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth our estimated expenses in connection with the offering described in this Registration Statement. We will bear all of these expenses.

                      Securities and Exchange Commission filing fee                   $   388
                      American Stock Exchange additional listing fee                  $17,500
                      Accounting fees                                                 $10,000
                      Legal fees                                                      $35,000
                      Printing and engraving                                          $10,000
                      Miscellaneous                                                   $ 5,000
                                                                                       ------
                               Total                                                  $77,888

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The General Corporation Law of the State of Delaware permits a corporation, through its certificate of incorporation, to eliminate the personal liability of its directors to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, with certain exceptions. The exceptions include breach of fiduciary duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, improper declarations of dividends and transactions from which the directors derived an improper personal benefit. Our certificate of incorporation, as amended, exonerates our directors from monetary liability to the fullest extent permitted by this statutory provision but does not restrict the availability of non-monetary and other equitable relief.

         Our certificate of incorporation, as amended, and by-laws provide that we shall indemnify our directors and officers to the fullest extent permitted by Delaware law.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 16. EXHIBITS

         The following exhibits are being filed herewith:

                4.1  Specimen of Certificate for Common Stock (1)
                5.1  Opinion of Baer Marks & Upham LLP
               23.1  Consent of Baer Marks & Upham LLP
                       (included in Exhibit 5.1)
               23.2  Consent of Ernst & Young LLP
               24    Powers of Attorney (included on the signature page of this
                       Registration Statement)

----------------------------------------

(1) Incorporated by reference from Exhibit 4.1 to Amendment No.1 to our Registration Statement on Form 10-5B, (File No.333-026682), pursuant to Section 12(g) of the Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

ITEM 17. UNDERTAKINGS

         The undersigned Company hereby undertakes as follows:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remains unsold at the termination of the offering.

(4) To file a post-effective amendment to the Registration Statement to include any financial statements required by Rule 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and

Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 19th day of October 2000.

                                           TECHNOLOGY FLAVORS & FRAGRANCES INC.

                                           By: /S/PHILIP ROSNER
                                              ---------------------------------
                                               Philip Rosner
                                               Chairman of the Board,
                                               Chief Executive Officer and
                                               Director

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Philip Rosner and Joseph A. Gemmo, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


SIGNATURE                                           TITLE                                      DATE
---------                                           -----                                      ----
/s/PHILIP ROSNER                                    Chairman of the Board, Chief Executive     October 17, 2000
------------------------------------                Officer and Director (Principal
Philip Rosner                                       Executive Officer)

/s/JOSEPH A. GEMMO                                  Vice President and Chief Financial         October 17, 2000
------------------------------------                Officer (Principal Financial Officer
Joseph  A. Gemmo                                    and Principal Accounting Officer)

/s/A. GARY FRUMBERG
------------------------------------                Director and Executive Vice President      October 17, 2000
A. Gary Frumberg

/s/SEAN DESON
------------------------------------                Director                                   October 17, 2000
Sean Deson

/s/WERNER F. HILLER
------------------------------------                Director                                   October 17, 2000
Werner F. Hiller

/s/IRWIN D. SIMON
------------------------------------                Director                                   October 17, 2000
Irwin D. Simon



                                      11-5


                                  EXHIBIT INDEX

         EXHIBIT NUMBER             DESCRIPTION OF DOCUMENT
         --------------             -----------------------
               5.1                  Opinion of Baer Marks & Upham LLP

              23.1                  Consent of Baer Marks & Upham LLP (included in Exhibit 5.1)

              23.2                  Consent of Ernst & Young LLP